                                                                    EXHIBIT J(1)



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form N-1A of our six reports each dated December 12, 2002, relating to the financial statements and financial highlights of six funds constituting the AIM International Funds, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Other Service Providers" in such Registration Statement.


PricewaterhouseCoopers LLP

Houston, Texas
February 26, 2003